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                                                     Draft of September 22, 1997

                                                                     Exhibit 1.1


                      BANKERS TRUST NEW YORK CORPORATION

                                Debt Securities
                         _____________________________


                             Underwriting Agreement
                              Standard Provisions
                                (September 1997)

                         _____________________________


          From time to time, BANKERS TRUST NEW YORK CORPORATION, a New York corporation (the "Corporation"), may enter into one or more underwriting agreements, in the form of Annex I hereto or otherwise, that provide for the
                           -------
sale of designated debt securities (the "Securities") to one or more underwriters named therein (the "Underwriters"), severally where there are more than one. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. If an Underwriting Agreement provides for the purchase of the Securities by an Underwriter or Underwriters, but does not provide for a Manager or Managers, the references to the Manager herein shall be deemed to refer to such Underwriter or Underwriters.


                                       I.

          The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-32909), including a prospectus relating to, among other securities, the Securities and has filed with the Commission a prospectus supplement specifically relating to the issue of the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed with the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case all documents and information, if any, incorporated by reference therein.

          The term "Underwriters' Securities" means the Securities to be purchased by the Underwriters hereunder. The term "Contract Securities" means the Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.


                                      II.

          If the Prospectus provides for sales of Contract Securities, the Corporation hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of

Annex II hereto ("Delayed Delivery Contracts") but with such changes therein as
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the Corporation may authorize or approve.  Delayed Delivery Contracts are to be with institutional investors approved by the Corporation and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Corporation will pay the Manager, for the accounts of the Underwriters, as compensation, the fee set forth in the Underwriting Agreement in respect of the principal amount of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

          If the Corporation executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Corporation.


                                      III.

          The Corporation is advised by the Manager that the Underwriters propose to make a public offering of their

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respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


                                      IV.

          Payment for the Underwriters' Securities shall be made by wire transfer to the order of the Corporation in immediately available funds or in such other manner and such other funds as may be mutually agreed upon by the Corporation and the Manager and set forth in the Underwriting Agreement, at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "Closing Date."


                                       V.

          The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and there shall have been no material adverse change (not in the ordinary course of business) in the financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Prospectus since the effective dates as of which information is given therein; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an officer of the Corporation, to the foregoing effect and also to the effect that the representations and warranties of the Corporation in the first paragraph of Article VIII of this Agreement are true and correct in all material respects as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened and whether a stop order suspending the effectiveness of the Registration Statement is in effect.

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          (b)  The Manager shall have received on the Closing Date an opinion of counsel for the Corporation, dated the Closing Date, to the effect set forth in Exhibit A, and, unless otherwise agreed, an opinion of tax counsel
              ---------
     for the Corporation, dated the Closing Date, covering such matters as may be mutually agreed upon by such tax counsel and the Manager and set forth in the Underwriting Agreement.

          (c) The Manager shall have received on the Closing Date from White & Case, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Corporation, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Manager may require, and the Corporation shall furnish to such counsel such documents as they may reasonably request for the purposes of enabling them to pass upon such matters.

          (d) On the Closing Date the Manager shall have received a letter, dated the Closing Date and in form and substance satisfactory to the Manager, from the independent accountants to the Corporation, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, and confirming that they are independent accountants within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective applicable published rules and regulations thereunder.


                                      VI.

          In further consideration of the agreements of the Underwriters contained in this Agreement, the Corporation covenants as follows:

          (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Corporation with the

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     Commission subsequent to the date of the Basic Prospectus, pursuant to the
     Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

          (b) During the period between the date of the Underwriting Agreement and the Closing Date, to furnish the Manager with a copy of each proposed amendment or supplement to the Registration Statement or the Prospectus specifically relating to the Securities before filing such amendment or supplement with the Commission.

          (c) If, at any time during the period following the public offering of the Securities during which, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to ensure that the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law, as the case may be, provided that any such amendment or
                                          --------
     supplement shall be made at the expense of the requesting Underwriter if such Underwriter's request for such amendment or supplement is received by the Corporation 90 days or more following the Closing Date.

           (d) To endeavor, in cooperation with the Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification, the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Manager may reasonably designate, and the preparation of any memoranda concerning the aforesaid qualification or eligibility, provided that, in connection with any such qualification, the Corporation
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     shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

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          (e)  To make generally available to the Corporation's security holders as soon as practicable, but not later than sixteen months, after the date of the Underwriting Agreement an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as such date is defined for this purpose by Rule 158 under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Corporation, Rule 158 thereunder).

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the earlier of the Closing Date and the removal by the Manager of trading restrictions on the Securities, not to offer, sell, contract to sell or otherwise dispose of (other than upon exercise of warrants therefor, or upon conversion of convertible securities, in each case outstanding at the date of the Underwriting Agreement, pursuant to the Euro Medium-Term Note Program of the Corporation and certain of its subsidiaries or in any other offering made exclusively outside the United States) any debt securities of the Corporation substantially similar to the Securities without the prior written consent of the Manager.


                                      VII.

          The Corporation covenants and agrees with each Underwriter that the Corporation will pay or cause to be paid the following: (i) the fees for the registration of the Securities under the Securities Act; (ii) the fees, disbursements and expenses of the Corporation's accountants in connection with the registration of the Securities under the Securities Act and all other expenses incurred by it in connection with the preparation of the Registration Statement, any preliminary prospectus, the Prospectus and any amendments and supplements thereto, the printing of any preliminary prospectus, the Prospectus and any amendments or supplements thereto, and delivery of copies thereof to the Underwriters as provided in Article VI of this Agreement; (iii) all expenses (including reasonable fees and disbursements of counsel) payable pursuant to paragraph (d) of Article VI of this Agreement; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, fees paid in connection with any listing of the Securities on the New York Stock Exchange, Inc. or any other stock exchange or

                                      -6-
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quotation system and any fees of rating agencies; (v) all costs and expenses incurred in the preparation of this Agreement and all other documents relating to the issuance, underwriting and initial offering of the Securities; (vi) all costs, fees and expenses relating to the preparation and filing via the Commission's Electronic Data Gathering and Retrieval System of the Prospectus, the Registration Statement and any amendments or supplements thereto, this Agreement and all other documents relating to the issuance, underwriting and initial offering of the Securities required to be so filed; and (vii) all other costs and expenses incident to the performance by the Corporation of its obligations hereunder that are not otherwise specifically provided for in this Article.


                                     VIII.

          The Corporation represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) insofar as relevant to the offering of the Securities, each part of the Registration Statement filed with the Commission pursuant to the Securities Act, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each preliminary prospectus, if any, relating to the Securities filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the issuance and sale of the Securities and, if applicable, the issuance and sale of the Common Stock, par value $1.00 per share ("Common Stock"), or Series Preferred Stock, without par value ("Series Preferred Stock"), of the Corporation issuable upon conversion of the Securities, and the execution, delivery and performance by the Corporation of the Underwriting

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Agreement will not contravene any provisions of applicable Federal or New York law or regulation, the certificate of incorporation or by-laws of the Corporation, or any agreement or other instrument binding upon the Corporation, which contravention, in any such case, would have a material adverse effect on the Corporation; provided, however, that the foregoing representations and
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warranties do not apply to statements in or omissions from the Registration
Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Corporation in writing by any Underwriter expressly for use therein or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 (a "Form T-1") of any trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that may be filed in connection with the Registration Statement.

          The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or in any Blue Sky application or related document prepared pursuant to paragraph (d) of
Article VI hereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Corporation in writing by an Underwriter expressly for use therein or by any untrue statement or omission or alleged untrue statement or omission in any Form T-1; provided that the foregoing indemnity agreement with respect to any
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Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if (i) the loss, claim, damage or liability asserted by such purchaser was caused by a defect in the Prospectus delivered to such purchaser after the period referred to in paragraph
(c) of Article VI of this Agreement and such defect would not have existed before the expiry of such period, or (ii) a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended

                                      -8-
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or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Corporation, its directors and its officers who sign the Registration Statement, any authorized representative of the Corporation and any person controlling the Corporation to the same extent as the foregoing indemnity from the Corporation to each Underwriter, but only with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus, or in any Blue Sky application or related document prepared pursuant to paragraph (d) of Article VI hereof, or any amendments or supplements thereto.

          If any proceeding (including any governmental investigation) shall be threatened or instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. In the case of parties indemnified pursuant to the second preceding paragraph, such separate firm shall be designated in writing by the Manager. In the case of parties indemnified pursuant to the immediately preceding paragraph, such separate firm shall be designated in writing by the Corporation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees

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to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of such Securities received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation (even if all of the Underwriters are treated as a single entity for such purpose) or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provision of this
Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price of the Securities purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint.

          The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Corporation in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Corporation, its directors or officers, any authorized representative of the Corporation or any person controlling the Corporation and
(iii) acceptance of and payment for any of the Securities.


                                      IX.

          This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Corporation, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, Inc., or on any other stock exchange or automated quotation system on which the Securities are or are to be listed or to which the Securities have been or are to be admitted for quotation, shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Manager, impracticable to market the Securities.

                                       X.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the principal amount of Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Corporation for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or of the Corporation. In any such case either the Manager or the Corporation shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                      XI.

          If this Agreement shall be terminated by the Underwriters or any of them because of any failure or refusal on the part of the Corporation to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement, the Corporation will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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                                                                       EXHIBIT A
                                                                       ---------

                     Opinion of Counsel to the Corporation
                     -------------------------------------


          The opinion of counsel to the Corporation to be delivered pursuant to
Article V, paragraph (b) of the document entitled Bankers Trust New York Corporation Debt Securities Underwriting Agreement Standard Provisions (September 1997) shall be to the effect that:

          (i) the Corporation has been duly incorporated, is an existing corporation in good standing under the laws of the State of New York, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) Bankers Trust Company has been duly incorporated, is an existing trust company in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Prospectus;

          (iii) the Indenture has been duly authorized, executed and delivered by the Corporation, is a valid and binding agreement of the Corporation enforceable in accordance with its terms, and has been duly qualified under the Trust Indenture Act of 1939, as amended;

          (iv) the Securities have been duly authorized, executed, authenticated, issued and delivered and are valid and binding obligations of the Corporation enforceable in accordance with their terms;

          (v) if applicable, the Securities are convertible into Common Stock or Series Preferred Stock of the Corporation in accordance with their terms; the shares of Common Stock or Series Preferred Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable subject to
     Section 630 of the New York Business Corporation Law; and the holders of outstanding shares of capital stock of the Corporation are not entitled to preemptive rights with respect to such Common Stock or Preferred Stock;

          (vi) if applicable, the Securities and, if applicable, the shares of Common Stock or Series Preferred Stock issuable upon conversion of the Securities have been duly authorized for listing, in each case subject to official notice of issuance, on the New York Stock Exchange, Inc., or such other stock exchange or automated quotation system on or to which such Securities and, if applicable, such shares of Common Stock or Series Preferred Stock are or are to be listed or admitted;

          (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation;

          (viii) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Corporation and are valid and binding agreements of the Corporation enforceable in accordance with their respective terms;

          (ix) no consent, approval, authorization or other order of any governmental or regulatory body is required under Federal or New York law or regulation for the issuance and the sale of the Securities or, if applicable, the issuance of the Common Stock or Series Preferred Stock issuable upon conversion thereof, and the execution, delivery and performance of the Underwriting Agreement, except for the order of the Securities and Exchange Commission making the Registration Statement effective and except as may be required under the securities or Blue Sky laws of any jurisdiction;

          (x) the statements in the Prospectus Supplement under the caption "Certain Terms of the Securities," and in the Basic Prospectus under the caption "Description of Offered Securities--Description of Debt Securities," insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the matters referred to therein;

          (xi) each part of the Registration Statement, when such part became effective, and the Prospectus, as of the Closing Date (in each case except as to financial statements and schedules and other financial data contained therein, and except as to any Form T-1, as to which such counsel need not express any opinion), complied as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except as to financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

          (xii) nothing has come to such counsel's attention that has caused him to believe that [,insofar as relevant to the offering of the Securities]* any part of the Registration Statement, when such part became effective (except for the financial statements and schedules and other financial data and any statements concerning the tax laws contained therein, and except as to any Form T-1, as to which such counsel need not express any belief), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial statements and schedules and other financial data and any statements concerning the tax laws contained therein, as to which such counsel need not express any belief), as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to certain matters on certificates of responsible officers of the Corporation and other persons believed by such counsel to be responsible. Referring to clauses (iii), (iv),
(v), (viii) and (ix) above, such counsel may make the expression of opinion referred to therein subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Further, such counsel may state that he does not express an opinion as to any law other than the law of the State of New York and the Federal law of the United States of America and that he does not express any opinion as to any tax laws. Such counsel may also take such other exceptions as may be mutually agreed upon by such counsel and the Manager and set forth in the Underwriting Agreement.

* To be included if (i) an annual report on Form 10-K has been filed subsequent to the effectiveness of the Registration Statement or (ii) a post-effective amendment was filed solely to add information concerning a prior offering not connected with the present one.

                                                                         ANNEX I
                                                                         -------

                        FORM OF UNDERWRITING AGREEMENT


                                         [DATE]



Bankers Trust New York Corporation,
   130 Liberty Street,
      New York, New York 10006.

Dear Sirs:

          We [, as [sole] Underwriter[s]] [, as representative[s] of the several Underwriters (the "Manager[s]"),] understand that Bankers Trust New York Corporation, a New York corporation (the "Corporation"), proposes to issue and sell $___________ aggregate principal amount of its [title of securities] (the "Securities") to [us] [the Underwriters named in Schedule I hereto (the "Underwriters")]. The Securities will be issued pursuant to an Indenture, dated as of ___________ __, 199__ (the "Indenture"), between the Corporation and ____________________, as trustee (the "Trustee"). The terms of the Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated _________ __ , 199__.

          All the provisions contained in the document entitled Bankers Trust New York Corporation Debt Securities Underwriting Agreement Standard Provisions (September 1997), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and [we hereby agree] [each of the Underwriters hereby agrees, severally and not jointly,] to purchase [the Securities] [the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto] at ___% of their principal amount, plus accrued interest or accrued amortization of original issue discount, if any, or both, from _________ __, 199__ to the date of payment and delivery.

          We will pay for such Securities as provided in the Standard Provisions upon delivery thereof at the offices of the Corporation, 130 Liberty Street, New York, New York, at 10:00

A.M. (New York City time) on ___________ __ 199__ or at such other time, not later than _____________ __, 199__, as the Corporation and we shall agree, such time being referred to herein as the "Closing Date."

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and by returning the signed copy to us.

                                    Very truly yours,

                                    [UNDERWRITER[S]]
                                    [MANAGER[S],]
                                       [As representatives of the Several
                                       Underwriters named in Schedule I hereto]

                                    By:___________________________
                                       Name:
                                       Title:


Accepted:

BANKERS TRUST NEW YORK CORPORATION


By:_______________________________
   Name:
   Title:

                                                                      Schedule I
                                                                      ----------


Name of Underwriter                             Aggregate Principal
---------------------                           Amount of Securities
                                                --------------------

                                                                        ANNEX II
                                                                        --------

                       FORM OF DELAYED DELIVERY CONTRACT



                                      ___________, 19__



Bankers Trust New York Corporation,
   130 Liberty Street,
      New York, New York  10006.

Dear Sirs:

          The undersigned hereby agrees to purchase from Bankers Trust New York Corporation, a New York corporation (the "Corporation"), and the Corporation agrees to sell to the undersigned

                              $__________

principal amount of the Corporation's [title of issue] (the "Securities"), offered by the Corporation's Prospectus dated __________________, 19__ and Prospectus Supplement dated ______________, 19__, receipt of copies of which is hereby acknowledged, at a purchase price of ____% of the principal amount thereof, plus accrued interest or accrued amortization of original issue discount, if any, or both, and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling the Securities prior to making payment therefor.

          The undersigned will purchase from the Corporation the Securities in the principal amounts and on the delivery dates set forth below:

                           Plus Accrued Interest and/
 Delivery      Principal      or Amortization of Original
   Date         Amount        Issue Discount From
----------     ---------   ------------------------------

_________    $ ________         _______________
_________    $ ________         _______________
_________    $ ________         _______________

Each such date on which the Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

          Payment for the Securities that the undersigned has agreed to purchase on each Delivery Date shall be made to the Corporation or its order by wire transfer in immediately available funds at the office of the Corporation located at the above address, at 10:00 A.M. (New York City time) on the Delivery Date or in such other manner and such other funds as may be mutually agreed upon by the Corporation and the Manager and set forth in the Underwriting Agreement, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate in writing to the Corporation not less than five full business days prior to the Delivery Date or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one fully registered instrument representing the Securities in the above principal amount, registered in the name of the undersigned.

          The obligation of the undersigned to take delivery of and make payment for the Securities on each Delivery Date shall be subject to the conditions that
(1) the purchase of the Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Corporation shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Corporation shall mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Corporation delivered to the Underwriters in connection therewith.

          Failure to take delivery of and make payment for the Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          If this contract is acceptable to the Corporation, it is requested that the Corporation sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the

Corporation and the undersigned when such counterpart is so mailed or delivered.

          This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                    Yours very truly,



                                    _________________________
                                           (Purchaser)

                                    By:_______________________
                                       Name:
                                       Title:

                                    _________________________

                                    _________________________
                                            (Address)

Accepted:

BANKERS TRUST NEW YORK CORPORATION


By________________________________
  Name:
  Title: